UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2017

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On April 19, 2017, Lowe’s Companies, Inc. (the “Company”) issued a press release announcing the commencement of a cash tender offer (the “Tender Offer”) for up to $1.6 billion aggregate principal amount of the Company’s outstanding 7.110% Notes due 2037, 6.650% Notes due 2037, 5.800% Notes due 2036, 5.500% Notes due 2035, 5.800% Notes due 2040, 5.125% Notes due 2041, 5.000% Notes due 2043, 6.875% Notes due 2028, 6.500% Notes due 2029, and 4.625% Notes due 2020 (collectively, the “Notes”). The Tender Offer will expire at 11:59 p.m., New York City time, on May 16, 2017, unless extended or earlier terminated.

A copy of the Company’s press release announcing the Tender Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation to buy or an offer to purchase any securities. The Tender Offer is being made only pursuant to an Offer to Purchase dated April 19, 2017 and a related Letter of Transmittal, which set forth the terms and conditions of the Tender Offer. The Tender Offer is being made only in such jurisdictions as is permitted under applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 19, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: April 19, 2017	By:	/s/ Ross W. McCanless
Ross W. McCanless Chief Legal Officer, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 19, 2017